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                                                                    Exhibit (10)

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2000 One Logan Square                                                        Morgan, Lewis
Philadelphia, PA 19103-6993                                                  & Bockius LLP
215-963-5000                                                                 COUNSELORS AT LAW
Fax: 215-963-5299
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June 1, 1998


Navigator Tax-Free Money Market Fund, Inc.
200 Gibraltar Road
Horsham, Pennsylvania 19044


Ladies and Gentlemen:

We have acted as counsel to you in connection with the organization of Navigator Tax-Free Money Market Fund, Inc. (the "Fund") and with the proposed offering of up to 2,000,000,000 shares of common stock, par value $0.001 per share, (the "Common Stock") of the Fund.

We supervised the action taken by the Fund to effect registration with the Securities and Exchange Commission as an investment management company by the filing of a Notification of Registration on Form N-8A under the Investment Company Act of 1940. We have examined copies of the Registration Statement, as amended, under said Act and under the Securities Act of 1933 on Form N-1A (File No. 33-3082) (the "Registration Statement"), in the forms filed or to be filed with the Securities and Exchange Commission.

         Based upon the foregoing, we were of the opinion that, as of the effective date of the Registration Statement, and remain of the opinion that:

         1. The Fund is a Maryland corporation validly organized and in good standing under the laws of that State, authorized to issue up to 2,000,000,000 shares of Common Stock (the "Shares").

         2. The Shares, when issued upon receipt of payment therefor as described in the Fund's prospectus filed as part of the Registration Statement, will be validly issued, fully paid and nonassessable by the Fund.

We have not reviewed the securities laws of any state or territory in connection with the proposed offering of Shares and we express no opinion as to the legality of any offer or sale of Shares under any such state or territorial securities laws.
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Navigator Tax-Free Money Market Fund, Inc.
June 1, 1998
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We hereby consent to the inclusion of this opinion as Exhibit (10) to the
Registration Statement to be filed with the Securities and Exchange Commission.



Very truly yours,

/s/ Morgan, Lewis & Bockius LLP